Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT (I) AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER THE ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

IMEDIA BRANDS, INC.

Restricted Stock Unit Award Agreement
(Vendors)

iMedia Brands, Inc. (the “Company”) hereby grants to you, the Grantee named below, the number of units relating to the Company’s common stock set forth in the table below (the “Units”). This Award of Restricted Stock Units (the “Restricted Stock Unit Award”) shall be subject to the terms and conditions set forth in this Agreement, consisting of this cover page and the Restricted Stock Unit Terms and Conditions on the following pages. Capitalized terms used in the Agreement but not defined when first used have the meanings ascribed to them in Section 11 of the Agreement.

Name of Grantee: ABG-Shaq, LLC
Number of Units Granted: 4,000,000	Grant Date:	November 18, 2019
Vesting Schedule:
Vesting Dates Upon execution of this Restricted Stock Unit Award February 1, 2021 February 1, 2022	Number of Units as to Which the Award Vests 1,333,333 1,333,333 1,333,334

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement. You acknowledge that you have reviewed this Agreement and that it sets forth the entire agreement between you and the Company regarding your rights and obligations in connection with this Restricted Stock Unit Award.

GRANTEE: ABG-SHAQ, LLC			IMEDIA BRANDS, INC.

By:	/s/ Jay Dubiner		By:	/s/ Timothy A. Peterman
	Title:	General Counsel		Title:	Chief Executive Officer

IMEDIA BRANDS, INC.

Restricted Stock Unit Award Agreement

Restricted Stock Unit Terms and Conditions

1.                Award of Restricted Stock Units. The Company hereby grants to you, as of the Grant Date, the number of Units identified on the cover page of this Agreement, subject to the restrictions and other terms and conditions set forth herein. Each Unit that vests represents the right to receive one share of the Company’s common stock, par value $0.01 per share (“Share”). Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Units granted to you will be credited to an account in your name maintained by the Company. This account will be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured contingent obligation of the Company.

2.                Vesting of Units. For purposes of this Agreement, “Vesting Date” means any date, including the scheduled vesting dates specified in the Vesting Schedule on the cover page to this Agreement, on which Units subject to this Agreement vest as provided in this Section 2.

(a)  Scheduled Vesting. So long as your Service (as defined in Section 11 of this Agreement) to the Company and its Affiliates has not ended, the Units will vest and become non-forfeitable as specified in the Vesting Schedule on the cover page to this Agreement.

(b)  Accelerated Vesting Upon Change in Control. The vesting of the Units shall be automatically accelerated immediately prior to a Change in Control.

(c)  Effect of Termination of Service. Except as otherwise provided in accordance with Section 2(b) above, if your Service ends for any reason prior to the vesting of all Units, then this Agreement shall terminate and all remaining unvested Units shall be forfeited; provided, that, the Company shall remain obligated to issue and deliver to you any Shares in payment and settlement of any Units that have vested in accordance with Section 2 prior to the date of such termination; provided, further, that upon the termination of the Agreement, dated as of November 18, 2019, by and between Grantee and the Company (the “License Agreement”) by Grantee in accordance with the terms thereof, all unvested Units shall be automatically accelerated.

3.                Settlement of Units. After any Units vest pursuant to Section 2, the Company shall, as soon as practicable (and effective no later than the first business day following the date such Units vest), cause to be issued and delivered to you one Share in payment and settlement of each vested Unit. Delivery of the Shares shall be effected by, at the Company’s option, the issuance of a stock certificate to you, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to you, or by the electronic delivery of the Shares to a brokerage account you designate, and shall be subject to compliance with all applicable legal requirements as provided in Section 12, and shall be in complete satisfaction and settlement of such vested Units. The Company will pay any original issue or transfer taxes with respect to the issue and transfer of Shares to you pursuant to this Agreement, and all fees and expenses incurred by the Company in connection therewith. If the Units that vest include a fractional Unit, the Company shall round down the number of vested Units to the nearest whole Unit prior to issuance of Shares as provided herein.

4.                Dividends and Voting Rights. You shall not be a shareholder of the Company or have voting rights, and shall not be entitled to receive cash dividends or other distributions, with respect to the Shares underlying the Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

5.                Restrictions on Transfer. You may not sell, transfer, or otherwise dispose of or pledge or otherwise hypothecate or assign the Units. Any such attempted sale, transfer, disposition, pledge, hypothecation or assignment shall be null and void. For the avoidance of doubt, once any Unit has been settled and the corresponding Share has been delivered, such Share shall be freely transferable, subject to compliance with Section 15(e).

6.                Choice of Law. This Agreement will be interpreted and enforced under the laws of the state of Minnesota (without regard to its conflicts or choice of law principles).

7.                No Right to Continued Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate.

8.                Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

9.                Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company at its office at 6740 Shady Oak Road, Eden Prairie, MN 55344, and all notices or communications by the Company to you may be mailed to you at the address provided to the Company simlutaneously with delivery of this Agreement.

10.             Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 - Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Company shall make such adjustments as it deems equitable and appropriate to the number and kind of Shares subject to this Agreement. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Company to prevent dilution or enlargement of rights of the Grantee.

11.             Definitions. The following terms, and terms derived from the following terms, shall have the following meanings when used in this Agreement with initial capital letters unless, in the context, it would be unreasonable to do so.

(a)  “Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

(b)  “Change in Control” means one of the following:

(1)       The acquisition by any individual, entity or Group of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then outstanding shares of Company Stock, or (ii) the combined voting power of the then outstanding Company Voting Securities. Notwithstanding the foregoing sentence, the following acquisitions will not constitute a Change in Control:

(A)       any acquisition of Stock or Company Voting Securities directly from the Company;

(B)       any acquisition of Stock or Company Voting Securities by the Company or any of its wholly-owned Subsidiaries;

(C)       any acquisition of Stock or Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or

(D)       any acquisition of beneficial ownership by any entity with respect to which, immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the outstanding Voting Securities of such entity (or its Parent) is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who beneficially owned, respectively, the outstanding Stock and outstanding Company Voting Securities immediately before such acquisition in substantially the same proportions as their ownership of the outstanding Stock and outstanding Company Voting Securities, as the case may be, immediately before such acquisition.

(2)       Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)       The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Stock and outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities, as the case may be, of the of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately before such Corporate Transaction, of the outstanding Stock and outstanding Company Voting Securities, as the case may be.

Notwithstanding the foregoing:

(i)        a Change in Control shall not be deemed to occur with respect to a Grantee if the acquisition of the 30% or greater interest referred to in Section 11(b)(1) is by a Group that includes the Grantee, or if at least 30% of the then outstanding common stock or combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity referred to in Section 11(b)(3) shall be beneficially owned, directly or indirectly, immediately after the Corporate Transaction by a Group that includes the Grantee; and

(ii)       to the extent that this Restricted Stock Unit Award constitutes a deferral of compensation subject to Code Section 409A, then no Change in Control shall be deemed to have occurred upon an event described in Section 11(b) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(c)  “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(d)  “Continuing Director” means an individual (i) who is, as of the date of the Agreement, a director of the Company, or (ii) who is elected as a director of the Company subsequent to the date of the Agreement and whose initial election, or nomination for initial election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

(e)  “Corporate Transaction” means means a reorganization, merger or consolidation of the Company, a statutory exchange of outstanding Company Voting Securities, or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

(f)  “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(g)  “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an entity.

(h)  “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(i)  “Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

(j)  “Service” means the provision of services by the Grantee to the Company or any Affiliate pursuant to the License Agreement.

(k)  “Stock” means the Shares of the Company.

(l)  “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(m)  “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

12.             Compliance with Applicable Legal Requirements. No Shares shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed.

13.             Restrictive Legends. Shares issued in settlement of the Units may be notated with one or all of the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

and any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

You agree that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares shall have been so transferred.

14.             Electronic Delivery and Acceptance. The Company may deliver any documents related to this Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Restricted Stock Unit Award through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock administrator (if any).

15.             Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company as of the date hereof as follows:

(a)  Authority. Grantee has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Grantee’s part required for the lawful execution and delivery of this Agreement has been taken. This Agreement, when executed and delivered by the Grantee, shall constitute the valid and binding obligation of the Grantee enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or other laws of general application affecting enforcement of creditors’ rights.

(b)  Acquisition for Own Account. The Grantee represents that it is acquiring the Units (and any Shares issued upon vesting) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Unitr or Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(c)  Information and Sophistication. The Grantee hereby: (i) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Restricted Stock Unit Award and regarding the Company’s business, financial condition and prospects and (ii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment. The Grantee has reviewed the reports of the Company filed with the Securities and Exchange Commission and available at www.sec.gov/edgar.shtml, including the risks noted therein.

(d)  Ability to Bear Economic Risk. The Grantee acknowledges that investment in the Units (and any Shares issued upon vesting) involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

(e)  Further Limitations on Disposition. Concurrently with the execution and delivery of this Agreement, Grantee and the Company are entering into that certain Registration Rights Agreement (the “Registration Rights Agreement”). Without in any way limiting the representations set forth above or the parties respective rights and obligations under the Registration Rights Agreement, such Grantee acknowledges and agrees that the Shares to be issued upon settlement of the Units are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. Grantee further agrees not to make any disposition of all or any portion of the Shares to be issued upon settlement of the Units unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition (including, without limitation, a registration pursuant to the Registration Rights Agreement) and such disposition is made in accordance with such registration statement (the Company has no present intention of filing such a registration statement); or

(ii) An exemption from such registration is available such that such disposition will not require registration under the Securities Act or any applicable state securities laws.

The Grantee understands that if the Company ceases to file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement covering the securities under the Securities Act is not in effect when the Grantee desires to sell the Shares, the Grantee may be required to hold such securities for an indefinite period.

(f)  Accredited Investor Status. The Grantee is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(g)  Residence. If Grantee is an individual, then Grantee resides in the state or province identified in the address of Grantee provided to the Company; if Grantee is a partnership, corporation, limited liability company or other entity, then the office or offices of Grantee in which its investment decision was made is located at the address or addresses of Grantee provided to the Company.

(h)  Foreign Investors. If Grantee is not a United States person (as defined by Section 7701(a)(30) of the Code), Grantee hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the receipt of Shares upon vesting of the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the receipt of the Shares, (ii) any foreign exchange restrictions applicable to such receipt, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Shares. Grantee’s beneficial ownership of the Shares will not violate any applicable securities or other laws of Grantee’s jurisdiction.

(i)  Tax Liability. The Grantee has reviewed with its own tax advisors and counsel the federal, state, local and foreign tax consequences of this Restricted Stock Unit Award and the transactions contemplated by this Agreement. The Grantee understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this Restricted Stock Unit Award or the transactions contemplated by this Agreement.

16.             Standstill Agreement.

(a)  Except as specifically permitted or required by this Restricted Stock Unit Award, the Grantee will not, directly or indirectly, without the prior approval of the Company’s board of directors (the “Company Board”),

(i) acquire (or offer, propose or agree to acquire) any shares of common stock of the Company (“Common Stock”) by any means whatsoever (excluding pursuant to this Restricted Stock Unit Award) if the total number of shares of Common Stock then beneficially owned by the Grantee and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Grantee’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon any conversion or exercise of another security including a warrant) For the avoidance of doubt, the foregoing restriction shall not limit the number of Shares that Grantee would otherwise be entitled to be issued and delivered pursuant to this Restricted Stock Unit Award.  For these purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) engage, or become a participant, in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A under the Exchange Act) or consent to vote any shares of Common Stock;

(iii) grant a proxy or otherwise transfer the right to vote any shares of Common Stock, other than to the Company’s designee(s) pursuant to a proxy solicitation conducted by or on behalf of the Company Board;

(iv) act or seek to control or influence the management, the Company Board or policies of the Company (including by seeking to call a shareholders meeting, proposing or nominating any person for election to the Company’s Board, submitting a proposal for action at a shareholders meeting or by consent of the shareholders in lieu of a meeting, proposing a merger, statutory share exchange or other business combination or extraordinary corporate transaction, or otherwise);

(v) publicly disclose any intention, plan or arrangement inconsistent with the foregoing; or

(vi) advise, assist or encourage any other persons in connection with any of the foregoing or to do any of the foregoing.

(b)  The obligations of the Grantee under this Section shall terminate (i) in the event any bona fide third party tender or exchange offer is publicly announced and commenced by any person other than the Grantee or an affiliate of the Grantee and any other persons whose beneficial ownership of Common Stock would be aggregated with the Grantee’s for purposes of Section 13(d) of the Exchange Act for at least 50% of the outstanding shares of Common Stock that is conditioned upon the offeror receiving tenders for at least 50% of the outstanding shares of Common Stock, (ii) in the event the Company enters into any agreement to merge or enter into a statutory share exchange with any person other than the Grantee or an affiliate of the Grantee or any other persons whose beneficial ownership of Common Stock would be aggregated with the Grantee’s for purposes of Section 13(d) of the Exchange Act following the closing of which the Common Stock would cease to be registered under the Exchange Act or (iii) on July 31, 2023. All of the provisions of this Section shall be reinstated and shall apply in full force according to their terms in the event that: (A) if the provisions of Section 16(a) shall have terminated as the result of clause (i), and such tender or exchange offer (as originally made or as amended or modified) shall have terminated without acquisition by the offeror of at least 50% of the outstanding shares of Common Stock; or (B) if the provisions of Section 16(a) shall have terminated as a result of clause (ii), such merger or share exchange agreement shall have been terminated prior to its closing. Upon reinstatement of the provisions of Section 16(a), the provisions of this Section 16(b) shall continue to govern in the event that any of the events described in this Section 16(b) shall subsequently occur. For the avoidance of doubt, the restrictions set forth in this Section 16(a) shall not restrict any actions of any equityholder of Authentic Brands Group, LLC or its successor or any affiliate of any such equityholder other than the Grantee.

17.             Severability. In case any one or more of the provisions of this Restricted Stock Unit Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Restricted Stock Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Restricted Stock Agreement.

18.             Entire Agreement. This Restricted Stock Unit Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

By signing the cover page of this Agreement or otherwise accepting this Restricted Stock Unit Award in a manner approved by the Company, you agree to all the terms and conditions contained in this Agreement.